As filed with the Securities and Exchange Commission on December 4, 2009.

Registration No. 333-130312

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

LANDAMERICA FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	54-1589611 (I.R.S. Employer Identification Number)

5600 Cox Road, Glen Allen, Virginia 23060

(Address of principal executive offices) (Zip Code)

__________________

G. William Evans

Executive Vice President and Chief Financial Officer

LandAmerica Financial Group, Inc.

5600 Cox Road

Glen Allen, Virginia 23060

(Name and address of agent for service)

(804) 267-8000

(Telephone number, including area code, of agent for service)

___________

Not applicable

(Approximate date of commencement of the proposed sale to the public)

If the only securities being registered on the Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ?

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ?

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ?

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ?

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ?

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ?

Indicate by check mark whether the registration is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐(Do not check if a smaller reporting company)	Smaller reporting company ☐

This Post-effective Amendment No. 1 to Registration Statement on Form S-3 (No. 333-130312) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the registration statement on Form S-3 (File No. 333-130312) (the “Registration Statement”) is being filed by LandAmerica Financial Group, Inc. (the “Company”) to deregister all of the Company securities remaining unissued under the Registration Statement as of the effective date of this Post-Effective Amendment No. 1.

On November 26, 2008, the Company and LandAmerica 1031 Exchange Services, Inc. (“LES” and, together with the Company and certain other debtor-affiliates, the “Debtors”) filed voluntary petitions under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division (the “Bankruptcy Court”).  As previously disclosed, on November 23, 2009, the Bankruptcy Court entered an order confirming the Debtors’ amended joint plan of liquidation dated November 16, 2009 (as amended, the “Plan”). As contemplated by the Plan, the existing securities of the Company will be cancelled on the Effective Date (as such term is defined in the Plan) and will not receive any distributions. In anticipation of the Effective Date, the Company has terminated all offerings of its securities under existing registration statements, including the Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 16.	Exhibits.

The following exhibits are filed on behalf of the Registrant as part of this Post-Effective Amendment No. 1 to the Registration Statement:

24	Powers of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the county of Henrico, Commonwealth of Virginia, on December 4, 2009.

LANDAMERICA FINANCIAL GROUP, INC.

By:	/s/ G. William Evans
G. William Evans Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	Chief Restructuring Officer	December 4, 2009
Jonathan A. Mitchell	(Principal Executive Officer)
*	Executive Vice President and	December 4, 2009
G. William Evans	Chief Financial Officer (Principal Financial and Accounting Officer)
*	Director	December 4, 2009
John P. McCann
*	Director	December 4, 2009
Robert T. Skunda
*	Director, Chairman	December 4, 2009
Thomas G. Snead, Jr.
Director
Marshall B. Wishnack

*

G. William Evans, by signing his name hereto, signs this document on behalf of each of the persons indicated by an asterisk above pursuant to the powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission as Exhibit 24 to this Post-Effective Amendment No. 1 to the Registration Statement.

December 4, 2009	/s/ G. William Evans
G. William Evans Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

24	Powers of Attorney.